As filed with the Securities and Exchange Commission on August 23, 1994
                                           Registration No. 33-___________


                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C.  20549

                                     FORM S-8
                              REGISTRATION STATEMENT
                                      Under
                            The Securities Act of 1933


                           AMERICAN ANNUITY GROUP, INC.

            Delaware                                                06-1356481
   (State or other jurisdiction of                                (IRS Employer
   incorporation or organization)                              Identification
   Number)


                              250 East Fifth Street
                             Cincinnati, Ohio  45202
                                  (513) 333-5300
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                         AAG Employee Stock Purchase Plan
                             (Full title of the plan)


                                 Mark F. Muething
               Senior Vice President, General Counsel and Secretary
                           American Annuity Group, Inc.
                              250 East Fifth Street
                             Cincinnati, Ohio  45202
                                  (513) 333-5515
       (Name, address, including zip code, and telephone number, including area code, of agent for service)








                         CALCULATION OF REGISTRATION FEE

                                    Proposed Maximum          Proposed Maximum
   Title of Security                             Offering Price PerAggregate
   Offering
   to be Registered                 Amount to be Registered   SharePriceAmount
   of Registration Fee
   Common Stock, $1
   par value per share...                1,000,000 shares           $9.50*
   $9,500,000*               $2,969



   *Fee calculated pursuant to Rule 457(c).

                                     PART II

   Item 3.  Incorporation of Documents by Reference

             The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

                 1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1993.

                 2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

                 3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

                 4. The Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 1994.

                 5. The description of the Common Stock contained in a Form 10 filed by the Registrant with the Securities and Exchange Commission on May 22, 1987.

                 6. All other documents filed by the Registrant with the Securities and Exchange Commission after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d), prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities remaining unsold.

   Item 4.  Description of Securities

             Not Applicable.

   Item 5.  Interests of Named Experts and Counsel

             The validity of the shares of Common Stock offered hereby has been passed on for the Registrant by Mark F. Muething, Esq., Senior Vice President, General Counsel and Secretary of the Registrant. Mr. Muething is a full-time employee of the Registrant and owns 3,000 shares of Common Stock.





   Item 6.  Indemnification of Directors and Officers

             Section 145 of the Delaware General Corporation Law ("DGCL") provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interest of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and without negligence or misconduct in the performance of their duties to the corporation. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

             Article VII of the Registrant's By-Laws provides for indemnification of directors and officers similar to that provided in
   Section 145 of DGCL.

             Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Article Ninth of the Registrant's Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

             The Registrant also maintains directors' and officers' reimbursement and liability insurance and has entered into agreements with its directors and officers providing for indemnification in certain events.

   Item 7.  Exemption from Registration Claimed

             Not Applicable.

   Item 8.  Exhibits

   4.1       AAG Employee Stock Purchase Plan

   5.1       Opinion of Mark F. Muething, Esq.

   23.1      Consent of Deloitte & Touche

   23.2      Consent of Ernst & Young

   23.3      Consent of Mark F. Muething, Esq. (included in Exhibit 5.1)

   24.1      Powers of Attorney (contained in, and incorporated herein by reference to, the signature page of the Registration Statement)

   Item 17.  Undertakings

             The undersigned Registrant hereby undertakes:

                 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES






             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Cincinnati, State of Ohio, on August 22, 1994.

                                   AMERICAN ANNUITY GROUP, INC.



                                   By:__________________________________
                                      Name:  Robert A. Adams
                                      Title: Executive Vice President
                                             and Chief Operating Officer

             We, the undersigned officers and directors of American Annuity Group, Inc. hereby severally constitute and appoint Mark F. Muething, our true and lawful attorney with full power to him, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this Registration Statement, and generally do all such things in our name and on our behalf in such capacities to enable American Annuity Group, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorney to any and all such amendments.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature     Title             Date

   _____________________           Chairman of the        August 22, 1994
   Carl H. Lindner                 Board and Chief
                                   Executive Officer
                                   (Principal
                                   Executive Officer)
                                   and a Director


   _____________________           President and          August 22, 1994
   S. Craig Lindner                Director


   ____________________            Director               August 22, 1994
   Robert A. Adams


   ____________________            Director               August 22, 1994
   A. Leon Fergenson


   ____________________            Director               August 22, 1994
   Ronald G. Joseph

   Signature     Title             Date







   ____________________            Director               August 22, 1994
   John T. Lawrence III


   ____________________            Director               August 22, 1994
   William R. Martin


   ____________________            Director               August 22, 1994
   Alfred W. Martinelli


   ____________________            Director               August 22, 1994
   Ronald F. Walker


   ____________________            Senior Vice            August 22, 1994
   William J. Maney                President, Treasurer
                                   and Chief Financial
                                   Officer (Principal
                                   Financial Officer and
                                   Principal Accounting
                                   Officer)